Exhibit 99.2

SunCoke Energy, Inc. Announces Pricing of Initial Public Offering by SunCoke Energy Partners, L.P

LISLE, Ill.—(BUSINESS WIRE)—Jan. 18, 2013— SunCoke Energy, Inc. (NYSE: SXC) (SunCoke) announced today that its wholly owned subsidiary, SunCoke Energy Partners, L.P., a Delaware limited partnership (the Partnership) (NYSE: SXCP), has priced its initial public offering (IPO) of 13,500,000 common units representing limited partner interests at $19.00 per common unit. The common units are expected to begin trading on the New York Stock Exchange under the ticker symbol “SXCP” on January 18, 2013. The offering is expected to close on January 24, 2013, subject to customary closing conditions. The Partnership has granted the underwriters a 30-day option to purchase up to an additional 2,025,000 common units to cover over-allotments, if any.

Upon conclusion of the offering, the public ownership will represent a 43.0 percent limited partner interest in the Partnership, or a 49.4 percent limited partner interest if the underwriters exercise their option to purchase additional common units in full. SunCoke, through certain of its subsidiaries, will hold a 2.0 percent general partner interest and the remaining limited partner interest in the Partnership.

SunCoke expects that a portion of the proceeds from the offering will be distributed to it as a reimbursement for expenditures made by SunCoke during the two-year period prior to the offering for the expansion and improvement of the Haverhill and Middletown cokemaking facilities.

Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC are acting as joint book-running managers for the offering. Evercore Group L.L.C., Goldman, Sachs & Co., RBC Capital Markets, LLC and UBS Securities are acting as co-managers for the offering.

The offering of these securities is being made only by means of a prospectus filed with the U.S. Securities and Exchange Commission (SEC). A written prospectus, which meets the requirements of Section 10 of the Securities Act of 1933, may be obtained from:

Barclays c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, NY 11717 Telephone: 1-888-603-5847 barclaysprospectus@broadridge.com	BofA Merrill Lynch 222 Broadway, 7thFloor New York, NY 10038 Attention: Prospectus Department dg.prospectus_requests@baml.com

Citigroup Brooklyn Army Terminal Financial Attention: Prospectus Dept. 140 58th Street, 8th Floor, Brooklyn, NY 11220 Telephone: 1-800-831-9146 batprospectusdept@citi.com	Credit Suisse Attention: Prospectus Department One Madison Avenue New York, NY 10010 Telephone: 1-800-221-1037

J.P. Morgan Securities LLC via Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, NY 11717 Telephone: 1-866-803-9204

The registration statement may be obtained free of charge at the SEC’s website at www.sec.gov under the Partnership’s name, “SunCoke Energy Partners, L.P.”

IMPORTANT INFORMATION

A registration statement relating to these securities has been filed with, and declared effective by, the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT SUNCOKE ENERGY INC.

SunCoke Energy, Inc. is the largest independent producer of metallurgical coke in the Americas, with more than 50 years of experience supplying coke to the integrated steel industry. Our advanced, heat recovery cokemaking process produces high-quality coke for use in steelmaking, captures waste heat for derivative energy resale and meets or exceeds environmental standards. Our cokemaking facilities are located in Virginia, Indiana, Ohio, Illinois and Vitoria, Brazil, and our coal mining operations, which have more than 114 million tons of proven and probable reserves, are located in Virginia and West Virginia. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Such forward-looking statements are based on management’s beliefs and assumptions and on information currently available. You should not put undue reliance on any forward-looking statements. Forward-looking statements include all statements that are not historical facts and may be identified by the use of forward looking terminology such as the words “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements involve risks, uncertainties and assumptions.

Risks and uncertainties that could cause actual results to differ materially from those expressed in forward-looking statements include economic, business, competitive and/or regulatory factors affecting the Company’s business, as well as uncertainties related to the outcomes of pending or future litigation, legislation, or regulatory actions. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SunCoke has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SunCoke. For more information concerning these factors, see SunCoke’s Securities and Exchange Commission filings. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. SunCoke does not have any intention or obligation to update any forward-looking statement (or its associated cautionary language), whether as a result of new information or future events, after the date of this press release, except as required by applicable law.

Source: SunCoke Energy, Inc.

Investors:

Ryan Osterholm: 630-824-1987

or

Media:

Anna Rozenich: 630-824-1945